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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
1999 BROADWAY ASSOCIATES LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Limited Partnership Units
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1999 BROADWAY ASSOCIATES LIMITED PARTNERSHIP
A DELAWARE LIMITED PARTNERSHIP
7 Bulfinch Place, Suite 500, P.O. Box 9507
Boston, Massachusetts 02114-9507

September 28, 2005

Dear Limited Partner:

        We are writing to request your consent to the sale by 1999 Broadway Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), of the 42-story office tower located at 1999 Broadway, Denver, Colorado, together with a parking garage located one and one-half blocks northeast of the Office Tower at 2099 Welton Street (together, the "Property"). The sale by the Partnership of the Property constitutes the sale of substantially all of the Partnership's assets. Consequently, pursuant to the Second Amended and Restated Agreement of Limited Partnership dated as of December 1, 1997 (the "Partnership Agreement"), the Partnership is required to obtain the consent of the limited partners owning more than 50% of the outstanding limited partnership units of the Partnership in order to sell the Property. The general partner hereby requests your consent to the sale of the Property. If the requisite limited partner consent is not received with regard to the sale, the general partner will not proceed with the sale of the Property.

        Enclosed for your consideration is a Consent Solicitation Statement, dated September 28, 2005 and a form of Consent of Limited Partner (the "Consent Form"). As described more fully below, affiliates of Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership, the general partner of the Partnership (the "general partner" or "we"), have the right to independently vote approximately 13.0% of the limited partnership units and intend to consent to the sale of the Property. As a result, and due to the voting restriction described more fully below, the consent of an additional 37% of the limited partnership units, or 171 limited partnership units, is required to approve the sale.

THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT
TO THE SALE OF THE PROPERTY.

        The general partner recommends that you consent to the sale of the Property and indicate your consent by fully completing, dating and signing the enclosed Consent Form and returning it by hand, mail, overnight courier or fax, pursuant to the instructions below.

        Your participation is very important. Please review this letter and the information in the attached Solicitation Statement and return the enclosed Consent Form per the instructions below. Please note that this solicitation will expire at 5:00 p.m., New York City time, on October 28, 2005; provided, however, that the general partner may, in its sole discretion, extend this deadline for an additional 15 days if it has not received sufficient consents to approve the transaction as of such time.

        If you have any questions or require any assistance in completing and returning the Consent Form, please contact the general partner by mail at P.O. Box 9507, Boston, MA 02114-9507, by overnight courier service at 7 Bulfinch Place, Suite 500, Boston, MA 02114-9507, by fax at (617) 570-4710, or by telephone at (617) 570-4600.

By Order of the General Partner,
WINTHROP FINANCIAL ASSOCIATES, A LIMITED PARTNERSHIP, a Maryland limited partnership, General Partner
By:	/s/ JOHN ALBA John Alba Senior Vice President

1999 BROADWAY ASSOCIATES LIMITED PARTNERSHIP

CONSENT SOLICITATION STATEMENT
FOR LIMITED PARTNER ACTION BY WRITTEN CONSENT

September 28, 2005

        This solicitation statement and the accompanying documents are being furnished to the limited partners of record as of the close of business on September 27, 2005 (the "Record Date") of 1999 Broadway Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with the solicitation by Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership, the general partner of the Partnership.

        The written consents are being sought to approve the sale of the 42-story office tower located at 1999 Broadway, Denver, Colorado, together with a parking garage located one and one-half blocks northeast of the Office Tower at 2099 Welton Street (together, the "Property") to BRCP Realty, L.P. I, a Delaware limited partnership (the "Buyer") for a purchase price of $77,650,000. BRCP Realty, L.P. I is an unaffiliated third party.

        The sale by the Partnership of the Property constitutes the sale of substantially all of the Partnership's assets. Therefore, pursuant to the Second Amended and Restated Agreement of Limited Partnership dated as of December 1, 1997 (the "Partnership Agreement"), the consent of the limited partners owning more than 50% of the outstanding limited partnership units of the Partnership is required to approve the sale of the Property. As of the date hereof, there were 429 limited partners of record with 460 limited partnership units issued and outstanding. The general partner hereby requests your consent to the sale of the Property. If the requisite limited partner consent is not received with regard to the sale, the Property will not be sold.

        If the proposed sale is consummated, the general partner will commence a process to dissolve and liquidate the Partnership. However, commencement of this process could be deferred until the general partner is able to satisfy all known and quantifiable liabilities and make a reasonable estimate of the maximum amount that could be owed with respect to unquantifiable liabilities of the Partnership.

        The actual amount of net proceeds to be derived from the proposed sale and distributable to the limited partners will not be known until after closing of the proposed sale, and no assurance may be given that the Partnership's obligations, or any reserves against future obligations, will not exceed current expectations or that the total amount of distributions will be equal to the estimates specified in this solicitation statement. However, we estimate that there will be approximately $32,335 in pre-tax distributions per limited partnership unit to distribute to the limited partners as a result of the sale. This amount is an estimate, and, as explained below, is based on a number of assumptions. We expect that a substantial portion of the sale proceeds will be distributed to the limited partners promptly after the closing of the proposed sale.

        The proposed sale will be a taxable event and will result in the limited partners being allocated taxable gain. A limited partner's after-tax benefit or cost from the proposed sale and the liquidation of the Partnership will be based on a number of factors, including the limited partner's adjusted tax basis in its units and whether the limited partner has unused passive activity losses. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS." Limited partners must consult with their own tax advisors to determine the federal, state and local income and other tax consequences to them of the proposed sale in light of their specific tax situations.

        This solicitation statement is being solicited by the general partner on behalf of the Partnership and contains information regarding the sale of the Property and the reasons that the general partner has decided that the sale is in the best interests of the limited partners. The general partner has conflicts of interest in the sale as described in greater detail below.

        This solicitation statement, and the accompanying Consent form are first being mailed to the limited partners on or about September 28, 2005.

        The date of this solicitation statement is September 28, 2005.

THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT
TO THE SALE OF THE PROPERTY

        THIS SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 28, 2005 (THE "EXPIRATION DATE"); PROVIDED, HOWEVER, THAT THE GENERAL PARTNER MAY, IN ITS SOLE DISCRETION, EXTEND THIS DEADLINE FOR AN ADDITIONAL 15 DAYS IF IT HAS NOT RECEIVED SUFFICIENT CONSENTS TO APPROVE THE TRANSACTION ON THE EXPIRATION DATE.

        If you have any questions or require any assistance in completing and returning the Consent Form, please contact the general partner by mail at P.O. Box 9507, Boston, MA 02114-9507, by overnight courier service at 7 Bulfinch Place, Suite 500, Boston, MA 02114-9507, by fax at (617) 570-4710, or by telephone at (617) 570-4600.

i

SUMMARY

        The following is a summary of certain information contained elsewhere in this solicitation statement. This summary is qualified in its entirety by the more detailed information contained in this solicitation statement. Limited partners are urged to read this solicitation statement in its entirety.

The Partnership

        The Partnership is a Delaware limited partnership which was formed pursuant to a Certificate of Limited Partnership filed on January 10, 1989 with the Secretary of State of the State of Delaware for the sole purpose of investing in and operating the Property. The Partnership holds its interest in the Property indirectly through its ownership of a 100% interest in 1999 Broadway LLC, a Delaware limited liability company. The general partner of the Partnership, Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership, is a real estate investment company in the business of providing asset and property management services and providing other financial and leasing services. The Partnership's primary business is to operate and hold the Property.

        The Partnership has no employees. Management and administrative services are performed by us and by agents retained by us. An affiliate of ours provides property management services for the Property.

        To the best of the general partner's knowledge, there are no material pending legal proceedings to which the Registrant is a party or of which any of their property is the subject.

The Property

        The Property consists of an office tower and parking garage located in Denver, Colorado.

        The Office Tower.    The Office Tower is a premium quality 42-story limestone and reflective glass office building situated on a 36,299 square foot triangular site in downtown Denver, Colorado. It was designed by C.W. Fentress & Associates, P.C., developed by the Lawder Corporation and constructed by Hensel Phelps Construction Company. Construction was completed in March 1985. The site, including the Office Tower and the adjacent Holy Ghost Church, constitutes the entire city block bounded by California on the north, Broadway on the east, Welton on the south and 19th Street on the west. The Partnership does not own the church building or the land directly underlying the church. The 36,299 square foot site (excluding the church) includes an open, landscaped grass and tree-lined plaza surrounding the church and finished in African green granite.

        The Office Tower contains 635,737 net rentable square feet with a typical floor size of 17,350 net rentable square feet. The Office Tower includes 36 floors of office space (floors 5-28 and 31-43) and four floors housing mechanical and electrical facilities (floors 3-4 and 29-30), a mezzanine level dedicated to retail space with additional retail space in the lobby and on the 31st floor. The Office Tower also contains a 55-space sublevel parking garage, of which 7 spaces are deeded to the church.

        The Parking Garage.    The Parking Garage is located one and one-half blocks northeast of the Office Tower on a 25,000 square foot rectangular parcel at 2099 Welton Street, and is improved by an eight-story, 663-space, 197,000 square foot concrete parking facility. The Parking Garage, which is built with concrete columns and floors on a concrete slab, consists of eight covered levels and a roof level served by two traction elevators. The Parking Garage includes a garage manager's office, a cashier's booth and a small restroom. Twenty-four hour security is provided at the Parking Garage and there is a card access system which is integrated with the system at the garage at the Office Tower.

        The Partnership has owned and operated the Property since September 30, 1988. The Property constitutes substantially all of the Partnership's assets. There is a first mortgage loan on the Property with an unpaid balance of approximately $47,984,000 (as of September 1, 2005). The loan encumbering the Property will be paid in full at closing, with the costs of all fees and costs of such payment-in-full to be paid by the Buyer and deducted from the purchase price payable to the Partnership.

The Buyer

        BRCP Realty, L.P. I, a Delaware limited partnership (the "Buyer"), the buyer of the Property, which is not affiliated with the Partnership, agreed to acquire the Property through arms-length negotiations. We or our affiliates may have conducted business with the Buyer or its affiliates from time to time. The Buyer has an office located at 248 Homer Avenue, Palo Alto, California 94301. The Buyer may assign its rights to acquire the Property to its affiliates or to unaffiliated third party purchasing entity(ies) if the transaction will be used for the purposes of a "1031 Exchange" under the Internal Revenue Code of 1986, as amended ("I.R.C.").

Purpose of this Consent Solicitation

        The Partnership is seeking the consent of limited partners to the sale of the Property to the Buyer for $77,650,000.

The Proposed Sale

        If the proposed sale is consummated, then the general partner will commence a process to dissolve and liquidate the Partnership and its subsidiaries as soon as reasonably practicable following the closing. However, if the Partnership has material liabilities, including contingent liabilities, that the general partner is not able to reasonably estimate, then commencement of the process to dissolve and liquidate the Partnership and its subsidiaries could be deferred until the general partner is able to satisfy all known and quantifiable liabilities and make a reasonable estimate of the maximum amount that could be owed with respect to unquantifiable liabilities of the Partnership and its subsidiaries. If the proposed sale is consummated, prior to making any distributions the proceeds first will be used to:

  •
  pay costs associated with the sale;

  •
  pay off the mortgage loan encumbering the Property; and

  •
  pay off liabilities of the Partnership and its subsidiaries.

        The general partner also anticipates that it will retain a $1,000,000 cash reserve to satisfy known and unknown contingent expenses and liabilities of the Partnership and to secure indemnification obligations under the Purchase and Sale Agreement. Except as described below, any remaining proceeds will be distributed by the general partner to the limited partners. The general partner expects that a substantial portion of the sale proceeds will be distributed to the limited partners promptly after the closing of the proposed sale.

        Assuming the proposed sale occurs on December 1, 2005, and after deducting the foregoing amounts, the general partner estimates that distributions will be approximately $32,335 per unit. At this time only an estimate of the amount that will be distributed to limited partners is being provided, which is based on various assumptions described in this consent solicitation statement. There are numerous factors that will impact the amount that will ultimately be made available for distribution to limited partners, including the timing of the closing of the sale, the costs and expenses to complete the sale and dissolve and liquidate the Partnership and its subsidiaries, and the amount needed to satisfy the liabilities of the Partnership and its subsidiaries, including contingent liabilities and expenses. There can be no assurance that, should the proposed sale be consummated, the actual funds available for distribution to the limited partners will not be less than the foregoing estimates or that such distribution will be made in a timely manner to the limited partners.

Recommendation of the General Partner

        We recommend that the limited partners consent to the sale of the Property. We believe that the sale is in the best interests of the Partnership and its limited partners.

        In general, we regularly evaluate a sale of the Partnership's properties by considering various factors, such as the Partnership's financial position and real estate market conditions. We monitor the properties' specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. We oversee each asset's operating performance and continuously evaluate the physical improvement requirements. In addition, the financing structure for a property (including any prepayment penalties), tax implications, availability of attractive mortgage financing and the investment climate all are considered. Another significant factor that we consider is the tax consequences of a particular sale of property. After taking into account the foregoing considerations, we believe it to be in the best interests of the Partnership and the limited partners to sell the Property.

        For these reasons, we have approved the sale of the Property and the purchase and sale agreement, the terms and conditions of which are described in greater detail below. See "THE PROPOSED SALE—Recommendation of the General Partner; Reasons for the Proposal Sale."

Summary of Tax Consequences

        The proposed sale of the Property will constitute a taxable event and will result in the limited partners being allocated taxable gain. The general partner anticipates that a portion of this gain will be reported as a gain under I.R.C. Section 1231. If that I.R.C. Section 1231 gain allocated to a limited partner is treated as long-term capital gain, then such I.R.C. Section 1231 gain will be subject to tax (in the case of non-corporate limited partners) at a preferential federal income tax rate. Generally, the gain allocated to limited partners will be passive activity income, which means that limited partners who or which are subject to the passive activity loss limitation will be able to deduct their unused passive activity losses from the Partnership (subject to any other applicable limitations) up to the amount of taxable gain allocated to them on the sale. Limited partners are strongly urged to consult their own tax advisors regarding the federal, state and local income tax consequences of the proposed sale to them in light of their particular circumstances and income tax situation and of the anticipated liquidation of the Partnership. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

Forward-Looking Statements

        Certain statements contained in this consent solicitation statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding the intent, belief or current expectations of the Partnership or the general partner and its officers or directors with respect to the matters discussed in this consent solicitation statement. All such forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the forward-looking statements, including, without limitation, the risks and uncertainties associated with the following:

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  ability to obtain limited partner consent to consummate the proposed sale;

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  delay in the proposed sale;

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  actual costs and expenses associated with the proposed sale;

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  timing and amount of any distribution of the proceeds from the proposed sale and other cash of the Partnership to the limited partners;

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  amount needed to satisfy the liabilities of the Partnership and its subsidiaries, including any contingent liabilities and expenses;

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  costs and expenses to complete the liquidation of the Partnership and its subsidiaries;

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  whether the Buyer will be willing and able to close the proposed sale;

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  the taxable income and gain that a limited partner may recognize in connection with the proposed sale; and

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  the other risks and uncertainties set forth in the annual, quarterly and current reports of the Partnership which are incorporated into this consent solicitation statement. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement to reflect current or future events.

THE WRITTEN CONSENTS

        The purpose of soliciting the written consents is to authorize the general partner, on behalf of the Partnership, to cause the proposed sale to be consummated.

Record Date; Consents Required; Authorization

        The Partnership has fixed September 27, 2005 as the Record Date for determining the limited partners entitled to notice of and consent to the sale of the Property. Only limited partners of record on the Record Date may execute and deliver a Consent Form. Approval of the sale requires the affirmative consent of limited partners who own more than 50% of the Partnership's outstanding limited partnership units.

        The Partnership has issued and outstanding Units of Limited Partnership Interests (the "Units"). The Units are not voting securities, except that the consent of the holders of the Units is required to approve or disapprove certain transactions, including the removal of a general partner and the amendment of the Partnership Agreement. In addition, the requisite consent of the holders of Units is required to approve the sale of all or substantially all of the assets of the Partnership in a single or related series of transactions.

        Affiliates of the General Partner collectively own 59.8375 Units representing approximately 13% of the total outstanding Units and affiliates of Equity Resources Group Incorporated, an unaffiliated third party, collectively own 48.9875 Units representing 10.65% of the total outstanding Units.

        As of the date of this consent solicitation statement, no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the units, except as listed below:

Name and Address of Beneficial Owner	Number of Limited Partnership Units	Percent of Class
Win Partner Interest LLC 7 Bulfinch Place, Suite 500 Boston, MA 02114	30.1000	6.54%
Win Partner Interest II LLC 7 Bulfinch Place, Suite 500 Boston, MA 02114	29.7375	6.46%
Equity Resources Group Incorporated 44 Brattle Street Cambridge, MA 02138	48.9875	10.65%
Total:	108.8250	23.65%

Majority Vote Required

        We have approved the sale of the Property and determined that such sale is in the best interests of the Partnership and the limited partners.

        Section 5.5 of the Partnership Agreement provides that the Partnership's sale of all or substantially all of its assets, in a single sale, or in multiple sales in the same 12-month period, must be approved by the limited partners owning more than 50% of the limited partnership units entitled to vote thereon.

        As of September 1, 2005, the Partnership had approximately 429 limited partners who collectively own 460 outstanding limited partnership units. Each limited partnership unit represents approximately 0.22% of the outstanding limited partnership units. Our affiliates currently own 59.8375 limited partnership units, or approximately 13.0% of the outstanding limited partnership units, and these affiliates have indicated to us that they will consent to the sale of the Property.

Consent Procedures

        LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE SALE OF THE PROPERTY SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE INCLUDED CONSENT FORM AND BY SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE GENERAL PARTNER BY HAND, MAIL, OVERNIGHT COURIER OR FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

        All Consent Forms that are properly completed, signed and delivered to the general partner and not properly revoked (see "THE WRITTEN CONSENTS—Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE SALE OF THE PROPERTY.

        Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the limited partnership units is registered. If the limited partnership units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

        The execution and delivery of a Consent Form will not affect a limited partner's right to sell or transfer the limited partnership units. All Consent Forms received by the general partner (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such limited partnership units subsequent to the Record Date, unless the limited partner revokes such Consent Form prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth under "THE WRITTEN CONSENTS—Revocation of Instructions" below.

        All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as we determine. Neither we nor any of our affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by us shall be conclusive and binding.

Revocation of Instructions

        Any limited partner who has delivered a Consent Form to the general partner may revoke the instructions set forth in such Consent Form by delivering to the general partner a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to us stating that the prior Consent Form is revoked, (iii) be signed by the limited partner in the same manner as the original signature on the Consent Form, and (iv) be received by the general partner prior to 5:00 p.m., New York City time, on the Expiration Date at one of its addresses or facsimile number set forth on the Consent Form.

        A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures.

        NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

No Dissenters' Rights of Appraisal

        Limited partners of the Partnership are not entitled to dissenters' appraisal rights under Delaware law or the Partnership Agreement in connection with the sale of the Property.

Solicitation of Consents

        Consents are being solicited by the general partner on behalf of the Partnership. The Partnership will bear the cost of the solicitation of consents from the limited partners. Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by representatives of us, none of whom will receive additional compensation for such solicitations.

THE PROPOSED SALE

The Sales Process

        On May 23, 2005, we hired Cushman & Wakefield of Colorado, Inc., a national real estate brokerage firm, to market the Property. They marketed the Property nationally to prospective buyers known to be interested in the acquisition of commercial office projects similar to the Property. The broker received offers from 13 potential purchasers. We evaluated prospective purchasers and offers in terms of price offered, feasibility of the proposed transaction, credibility of the prospective purchaser and ability of the prospective purchaser to close. We chose to accept the offer described in this solicitation based on these criteria. The broker has received brokerage fees from us and our affiliates from time to time. Neither we nor our affiliates bid on the Property.

Overview

        If the requisite percentage of limited partners consent to the proposed sale, the Partnership will sell the Property to the Buyer for a purchase price of $77,650,000 pursuant to the purchase and sale agreement described below. We currently anticipate that the sale will occur no later than December 14, 2005, but there can be no assurance that the sale will occur prior to that date. If the limited partners do not consent to the sale, the properties will not be sold and the Partnership will continue to own and operate the Property.

        Upon completion of the proposed sale, the proceeds first will be used to:

  •
  pay costs associated with the sale;

  •
  pay off the mortgage loan encumbering the Property; and

  •
  pay off liabilities of the Partnership and its subsidiaries.

        The general partner also anticipates that it will retain $1,000,000 as a cash reserve to satisfy known and unknown contingent expenses and liabilities of the Partnership and to secure indemnification obligations under the Purchase and Sale Agreement. Except as described below, any remaining proceeds are expected to be distributed by the general partner to the limited partners. The general partner expects that a substantial portion of the sale proceeds will be distributed to the limited partners promptly after the closing of the proposed sale. Assuming the proposed sale occurred on December 1, 2005, the general partner estimates that distributions will be approximately $32,335 per unit. At this time only an estimate of the amount that will be distributed to limited partners is being provided, which is based on various assumptions described in this consent solicitation statement. There are numerous factors that will impact the amount that will ultimately be made available for distribution to limited partners, including the timing of the closing of the proposed sale, the costs and expenses to complete the sale and dissolve and liquidate the Partnership and its subsidiaries and the amount needed to satisfy the Partnership's liabilities, including contingent liabilities and expenses. There can be no assurance that, should the proposed sale be consummated, the actual funds available for distribution to the limited partners will not be less than the foregoing estimates or that such distribution will be made in a timely manner to the limited partners.

        Other than the filing and distribution of this solicitation statement, no regulatory approvals are required for the sale of the Property.

Terms of the Proposed Sale

        General.    The Buyer, or an affiliate thereof, or an assignee described below, will acquire the Property for $77,650,000 in cash pursuant to a purchase and sale agreement dated as of August 31, 2005 (as amended) (the "Purchase and Sale Agreement"). The completion of the sale of the Property is anticipated to occur on or before December 14, 2005.

        The Purchased Assets.    The Partnership has agreed to sell all of the Partnership's right, title and interest in and to the Property, the buildings and improvements located thereon and certain associated property, all personal property and intangible property associated with the Property and the tenant leases.

        The Existing Loan.    The Buyer of the Property and the Partnership have agreed that, at the closing, the then-outstanding principal balance of the outstanding first mortgage loan on the Property shall be paid out of the proceeds of the purchase price due at the closing.

        Purchase Price and Escrow.    The purchase price for the property is $77,650,000, subject to adjustment for all credits, prorations and closing costs provided for in the Purchase and Sale Agreement of Sale and Purchase by and between 1999 Broadway LLC, a Delaware limited liability company, and BRCP Realty L.P. I, a Delaware limited partnership. Pursuant to the Purchase And Sale Agreement, the Buyer has deposited $2,500,000 in escrow. If the sale is consummated, the Earnest Money shall be returned to the Buyer by the title company at the closing, or at the option of the Buyer, may be applied to the purchase price to be paid to the Partnership at the closing.

        Closing.    The sale of the Property is anticipated to occur on or before December 14, 2005.

        Representations and Warranties.    The agreement contains customary representations and warranties from the Buyer, including, without limitation, representations and warranties regarding (i) partnership existence and qualification, (ii) partnership authority, (iii) enforceability of the agreement and (iv) non-existence of litigation.

        The agreement also contains customary seller representations and warranties from the Partnership, including, without limitation, representations and warranties regarding (i) existence and qualification, (ii) partnership authority, (iii) validity and enforceability of the agreement, (iv) third party approvals, (v) non-foreign status, (vi) non-existence of litigation, (vii) leases, (viii) miscellaneous contracts, (ix) condemnation and special assessments, (x) compliance with laws, (xi) insurance, (xii) employees, and (xiii) lack of purchase option.

        The Partnership's aggregate liability for a breach of its representations and warranties is capped at $780,000 and is limited to claims brought within 12 months after the closing.

        Closing Conditions.    The closing is subject to, among other things, the general partner obtaining consents of the required percentage of limited partnership interests, the adherence of both parties to their respective pre-closing covenants and meeting their respective closing conditions (e.g., accuracy of representations and warranties, repayment of the first mortgage loan, etc.).

        In the event the Partnership elects to terminate the Purchase and Sale Agreement due to the failure to obtain consent to the transaction, the Partnership agrees to reimburse the Buyer for its actual out of pocket expenses of its counsel and third parties conducting due diligence (i.e. title, survey, engineer and environmental reports, based upon paid receipts tendered) in an amount not to exceed $100,000, and thereafter Section 13.4 of the purchase and sale agreement shall govern the termination of the Contract.

        Termination and Default.    The agreement may be terminated as follows:

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  In the event the Partnership elects not to cure certain objections to the title policy, the Partnership may elect to terminate the agreement.

  •
  If there is a condemnation reaching a certain threshold, the Buyer may terminate the agreement.

  •
  If either party fails to meet its respective conditions to closing, the other party may terminate the agreement.

Recommendation of the General Partner; Reasons for the Proposed Sale

        The general partner recommends that limited partners approve the proposed sale. Because the property constitutes substantially all of the Partnership's assets, the Partnership Agreement requires the written consent of limited partners holding more than 50% of the outstanding limited partnership units to authorize the proposed sale. The general partner recommends that the limited partners use the enclosed Consent Form and "CONSENT" to the proposed sale.

        The general partner's recommendation is based on the general partner's belief that this is an opportune time to sell the Property and that the proposed sales price is an attractive price. While interests rates are at close to historic low levels they are trending higher. In addition prices for commercial properties are at relatively high levels and the general partner believes that there is limited opportunity for growth in the value of the property. Accordingly, in the opinion of the general partner, these factors make this a particularly appropriate time to sell the property. In addition, the general partner believes that the Buyer is the party who would be willing to offer the most attractive price for the Property as well as acquire the Property in an expeditious fashion. As a result of these factors, the general partner determined that it would not market the Property to other parties if it could reach a satisfactory agreement with the Buyer.

        The general partner also considered the following additional factors in choosing to pursue the proposed sale:

  •
  all cash price;

  •
  the significant amount of distributions that will be made to limited partners if the sale is consummated;

  •
  the probability that consents authorizing the proposed sale will be received from limited partners and that the proposed sale will be consummated;

  •
  impact on the Partnership if there is a failure to consummate the proposed sale, and the ability of the Partnership to sell the Property to a third party in the future;

  •
  the Buyer's financial capacity and ability to finance the purchase price;

  •
  the unlikeliness of obtaining a superior offer from a comparably qualified buyer with a comparable probability of completing the proposed sale;

  •
  the lack of a public market for the units and the opportunity provided to limited partners to liquidate their investment in the Partnership as a result of the proposed sale;

  •
  The tax benefits of continued investment in the Property have been substantially eliminated for most limited partners due principally to declining depreciation deductions from the Property;

  •
  The lease for a major tenant expires in 2005 and, if this lease is not renewed or a replacement tenant found, the anticipated cash flow from operations will be insufficient to cover current debt service payments and, consequently, additional capital contributions may need to be raised in a rights offering, second mortgage or mezzanine borrowing. To the extent that the general partner is unsuccessful in raising such additional capital, the Partnership may default on its first mortgage and the lender may foreclose on the Property;

  •
  Market conditions are currently favorable for selling properties of this type because of the availability of favorable financing terms and the general withdrawal of capital from the stock markets and into alternative investments such as real estate;

  •
  The recent economic downturn may make it difficult to find a buyer at a future date or to sell the Property at the negotiated price;

  •
  The continued difficulties experienced by companies in the technology and telecommunications sector, which describes many of the Property's tenants, has contributed to a increase in vacancy rates and a decrease in rent prices since 2001.

        The general partner has carefully considered the factors for and against the proposed sale. The general partner concluded that the factors favoring the proposed sale far outweigh the factors against the proposed sale. The general partner's recommendation to approve the proposed sale is based on the totality of the information presented to and considered by it.

        In considering the above recommendation of the general partner, the limited partners should be aware that the general partner and certain of its affiliates have interests in addition to and divergent from the interests of the limited partners. Affiliates of the general partner will receive significant payments in connection with the sale as a result of their ownership of units. The general partner does not believe that these interests affected its decision to make the above recommendation.

Estimated Distributions

        The general partner estimates that amounts ultimately available for distribution to the limited partners pursuant to the proposed sale after payment of loans and costs and expenses will be approximately $32,335, assuming that the proposed sale is completed on December 1, 2005.

        Proceeds from the sale of the Property will be first used to:

  •
  pay costs associated with the proposed sale;

  •
  pay off the Partnership's mortgage loan;

  •
  pay off liabilities of the Partnership and its subsidiaries; and

  •
  establish a reserve for contingent expenses.

        The general partner expects that a substantial portion of the net sale proceeds will be distributed to the limited partners promptly after the closing of the proposed sale. The estimated distributions are $32,335 per unit. The estimates of distributable amounts set forth in this consent solicitation statement are based upon the estimates and assumptions set forth below, including the assumption that the proposed sale had been completed on December 1, 2005. There can be no assurances as to the actual amounts distributed or as to the amounts set forth below. Actual amounts will differ based on the actual date of closing of the proposed sale and other factors, and may differ materially from those set forth below. For further discussion of factors which may impact the distributions, see "SUMMARY—Forward-Looking Statements."

Estimated Use of Proceeds

        We estimate that we will use the gross proceeds from the sale of the Property as follows (subject, however, to such reductions in the purchase price and reallocations in the proceeds as determined by us, in our reasonable discretion, to address objections made by the Buyer to the condition of the Property):

Gross purchase price	$77,650,000
Plus: Cash and cash equivalents (as of August 31, 2005)	4,427,181

Less: Security Deposit Liability/Accounts Payable/Accrued Expenses	(3,746,822)

Less: Unfunded Tenant Improvement Liability	(1,766,223)

Less: First Mortgage Balance (as of December 1, 2005)	(47,862,837)

Less: Defeasance Costs (1)	(10,000,000)

Less: Brokerage Fee (CBRE-1.56%)	(1,212,500)

Less: General Partners Disposition Fee (1.50%)	(1,164,750)

Less: Transfer and Other Taxes	(100,000)
Less: Closing Costs	(349,999)
Less: Contingency (2)	(1,000,000)

NET PROCEEDS	$14,874,050
LP Share of Net Proceeds	100%
# LP Units	460
Distributable net proceeds per unit	$32,335

(1)
Estimated cost on 9/7/05, based on current interest rates. This amount will increase or decrease depending on the yield on US Treasury Securities on the date of prepayment.

(2)
Included in Contingency is $780,000, which will be held back for a period of 12 months to secure the Partnership's indemnification obligations to the Buyer pursuant to the Purchase and Sale Agreement. The amount will be used to cover the costs of any unforeseen liabilities which may arise. Any unclaimed amounts shall be distributed to the limited partners upon the expiration of the indemnification period. An additional $220,000 will be reserved to cover any expenses that have not been invoiced at the time of the closing.

THE PROPERTY

        The following table sets forth the Partnership's current investment in real property:

Property	Date of Purchase	Type of Ownership	Use
Office Tower 1999 Broadway Denver, CO	September 30, 1988	Fee ownership, subject to a first mortgage	Commercial Office
Parking Garage 2099 Welton Street Denver, CO	September 30, 1988	Fee ownership, subject to a first mortgage	Parking Garage

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The tax consequences to you of the sale of the Property may be significant. The following discussion briefly summarizes the typical material aspects of the federal income tax consequences for the limited partners that should be considered in connection with the sale of the Property and the anticipated liquidation of the Partnership. Nevertheless, this discussion is not an exhaustive discussion of the federal income tax consequences applicable to the sale of the property and the anticipated liquidation of the partnership. As such, this discussion may not address all provisions of the I.R.C. that may apply to a partner as a result of the sale of the Property and the anticipated liquidation of the Partnership. Consequently, the tax consequences to you could be materially different from those set forth in this discussion.

        EACH LIMITED PARTNER SHOULD CONSULT AND MUST RELY UPON HIS, HER OR ITS OWN TAX ADVISOR IN ORDER TO UNDERSTAND FULLY THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ESTATE AND GIFT TAX CONSEQUENCES TO HIM, HER OR IT ARISING FROM THE SALE OF THE PROPERTY AND THE ANTICIPATED LIQUIDATION OF THE PARTNERSHIP.

        The discussion is based on current law, which is subject to change (possibly with retroactive effect), and does not consider state, local and foreign income tax aspects of the sale of the Property or the anticipated liquidation of the Partnership. THIS DISCUSSION DOES NOT ADDRESS SPECIAL CONSIDERATIONS AND RULES APPLICABLE TO LIMITED PARTNERS THAT ARE TAX-EXEMPT OR FOREIGN ENTITIES.

        No ruling will be requested from the Internal Revenue Service on any of the tax matters discussed herein. The federal income tax consequences to the limited partners from the sale of the Property cannot be predicted with absolute certainty. We cannot assure that the Internal Revenue Service will not audit or question the treatment of any item discussed herein.

        The following discussion assumes that the Partnership will recognize gain on the sale of the Property. The following discussion also assumes that the Partnership is characterized as a partnership for federal income tax purposes. If the Partnership is treated for federal income tax purposes as an association taxable as a corporation, any cash available for distribution after the sale would be substantially reduced and the tax consequences would be materially different than as described below.

        Tax Consequences if the Property is Sold.    The Partnership will recognize gain from the sale of the Property to the extent that the amount the Partnership realizes from the sale exceeds its adjusted basis in the Property. The Partnership's amount realized from the sale includes the sum of cash it receives from the Buyer plus the fair market value of any property it receives other than money. If the Buyer assumes or takes the Property subject to liabilities which encumber the Property, those liabilities also are included in the Partnership's amount realized as though the Buyer had made a cash payment to the Partnership in the same amount. Selling expenses of the Partnership, such as brokerage commissions, legal fees and title costs, reduce the Partnership's amount realized with respect to the sale. Any gain recognized by the Partnership will be allocated to the partners, including the limited partners, in accordance with the Partnership Agreement.

        Generally, if a partnership is a "dealer" with respect to a property, any gain that it recognizes on the sale of that property will be taxed as ordinary income. Alternatively, to the extent that a partnership is not a "dealer" with respect to a property, any gain in excess of "depreciation recapture gain" (discussed below) and "unrecaptured I.R.C. Section 1250 gain" (discussed below) generally will be taxed as gain arising from the sale of property used in the Partnership's trade or business under I.R.C. Section 1231. Each limited partner will be allocated his, her, or its share of the Partnership's I.R.C. Section 1231 gain. In general, if the combination of all I.R.C. Section 1231 gains and losses of a particular limited partner from all sources for a taxable year results in a net gain, all of such gains and losses will be characterized as long-term capital gains and losses. If the combination results in a net loss, all of such gains and losses will be characterized as ordinary gains and losses. However, notwithstanding the foregoing, net I.R.C. Section 1231 gains will be treated as ordinary gains to the extent of a limited partner's unrecaptured net I.R.C. Section 1231 losses for the five most recent prior years. As a result, all or a portion of any I.R.C. Section 1231 gain from the sale of the Property by the Partnership allocated to a limited partner may be treated as ordinary income, rather than long-term capital gain, if the limited partner has had net I.R.C. Section 1231 losses in prior years.

        Under I.R.C. Section 1245, gain recognized by the Partnership from the sale of any of its depreciable or amortizable personal property and certain statutorily designated real property, i.e., "depreciation recapture gain," is re-characterized as ordinary income and will be allocated to the partners as such. The amount of the Partnership's depreciation recapture gain equals the amount by which the lower of the (i) amount realized or (ii) recomputed basis (i.e., a property's basis plus all amounts allowed for depreciation) of the transferred property exceeds that property's adjusted basis.

        Under I.R.C. Section 1250, gain recognized by the Partnership upon the disposition of the Property generally will not be re-characterized as ordinary income to the extent that the Property was depreciated using the straight-line method. However, under I.R.C. Section 291(a)(1), a portion of a corporation's gain allocated from the sale of the Property is re-characterized as ordinary income. The portion that is re-characterized equals 20% of the amount that would have been treated as ordinary income under I.R.C. Section 1245 if the Property were I.R.C. Section 1245 property (which generally would be all depreciation deductions previously claimed). Therefore, under I.R.C. Section 291(a)(1), corporate limited partners of the Partnership may recognize some ordinary income upon the Partnership's sale of the Property.

        In the case of limited partners of the Partnership that are individuals, estates or trusts, the application of I.R.C. Section 1250 will not require those taxpayers to recognize gain taxable as ordinary income; however, those limited partners may be allocated gain from the Partnership's sale of the Property that is taxed as "unrecaptured I.R.C. Section 1250 gain." Unrecaptured I.R.C. Section 1250 gain generally is equal to the gain on the sale of real property that is attributable to straight-line depreciation. The maximum federal tax rate applicable to unrecaptured I.R.C. Section 1250 gain currently is 25%.

        In the case of limited partners that are individuals, trusts or estates, gain from the sale of the Property that is not taxed as ordinary income or as unrecaptured I.R.C. Section 1250 gain generally is taxed at a preferential capital gains tax rate, which rate is lower than that tax rate applicable to ordinary income of the limited partner. Gain from the sale of the Property that is allocated to limited partners that are corporations is not subject to preferential capital gains tax rates.

        If a limited partner possesses suspended tax losses, tax credits or other items of tax benefit, such items may be used to reduce any tax liability that arises with respect to any gain resulting from the sale of the Property and allocated to that limited partner. The determination of whether a limited partner possesses suspended tax losses, tax credits or other items of tax benefit that may reduce any gain resulting from the sale will depend upon each limited partner's individual circumstances. Limited partners are urged to consult with their tax advisors in this regard.

        Generally, the gain allocated to limited partners from a sale of the Property will be passive activity income. Upon a sale of the Property, limited partners who or which are subject to the passive activity loss limitation may be able to deduct their unused passive activity losses from the Partnership (subject to any other applicable limitations) up to the amount of taxable gain allocated to them on the sale.

        Distributions of Cash.    A distribution of cash by the Partnership to a limited partner, not in liquidation of the Partnership, will be treated as an amount realized from a sale of the limited partner's interest in the Partnership and will result in taxable gain only to the extent that the distribution exceeds the limited partner's adjusted tax basis in his, her or its Partnership interest. Otherwise, distributions will be tax free, and the adjusted basis of the limited partner's Partnership interest will be decreased, but not below zero.

        Generally, any gain recognized by a limited partner arising from a cash distribution by the Partnership will be capital gain. Nevertheless, to the extent that a portion of that gain is attributable to "unrealized receivables" of the Partnership, including depreciation recapture, or to certain inventory items described in I.R.C. Section 751, such gain will be taxed as ordinary income.

        A distribution of cash or property by the Partnership to a limited partner, not in liquidation of the Partnership, will not permit the taxpayer to recognize a loss as a result of receiving such distribution. Nevertheless, the adjusted basis of the limited partner's Partnership interest will be decreased by the amount of such distribution, but not below zero.

        Proceeds available for distribution to the limited partners from the sale of the Property after repayment of the Partnership's debts may be less than the gain recognized by the Partnership (as a result of the sale) that is allocable to the partners, the gain recognized by the partners as a result of any cash distributions from the Partnership, and any tax liability resulting from the foregoing. Accordingly, limited partners may be required to use funds from sources other than the Partnership in order to pay any tax liabilities that may arise as a result of the recognition of gain.

        Tax Consequences of a Liquidation of the Partnership.    Following the sale of the Property, it is anticipated that the Partnership will be liquidated, distributing its only asset at that time, cash, to its partners, including the limited partners. When the entire interest of a partner in the Partnership is extinguished upon receipt of the liquidating cash distribution, the partner will recognize capital gain to the extent of any amount of cash in excess of the basis in his, her, or its interest in the Partnership determined at the time of the partner's receipt of that liquidating distribution. Conversely, if the Partnership's liquidating cash distribution to a partner is less than the partner's basis in his, her, or its interest in the Partnership, the partner will recognize the amount of unrecovered basis as capital loss. Such capital gain or loss recognized by the partner from the Partnership's liquidating cash distribution will be either long-term capital gain or loss or short-term capital gain or loss depending upon the period of time that the partner held the interest in the Partnership. If at the time of the liquidating cash distribution from the Partnership, a partner of the Partnership has a negative capital account balance in the Partnership, such negative balance may increase the amount of gain recognized by the partner from the liquidating distribution or may reduce the amount of loss recognized by the partner from the liquidating distribution.

        Proceeds available for distribution to a limited partner on the liquidation of the Partnership may be less than the gain recognized by the limited partner arising from his, her, or its receipt of such cash distributions from the Partnership and any tax liability resulting from the foregoing. Accordingly, limited partners may be required to use funds from sources other than the Partnership in order to pay any tax liabilities that may arise as a result of the recognition of gain.

        The tax consequences described above arising from the liquidation of the Partnership is a general discussion. The tax consequences to you from such liquidations could be materially different. Limited partners are urged to consult with their tax advisors in this regard.

WHERE YOU CAN FIND MORE INFORMATION

        The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 and is required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http://www.sec.gov that contains reports and proxy and information statements regarding issuers, including us, that file electronically with the SEC.

        You should only rely on the information incorporated by reference or provided in this Solicitation Statement or any supplement. We have not authorized anyone else to provide you with information. You should not assume that the information in this Solicitation Statement or any supplement is accurate as of any date other than the date on the front of this Solicitation Statement or the supplement.

        We are "incorporating by reference" into this Solicitation Statement certain information we have filed with the SEC on behalf of the Partnership, which means that we are disclosing important information to you by referring you to these documents. The information incorporated by reference is deemed to be part of this Solicitation Statement, except for any information superseded by information contained directly in this Solicitation Statement. These documents contain important information about us and our finances. This Solicitation Statement incorporates by reference our annual report on Form 10-KSB for the year ended December 31, 2004.

        All documents we file with the SEC on behalf of the Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this Solicitation Statement also shall be deemed to be incorporated herein by reference and will automatically update information in this Solicitation Statement.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: by mail at P.O. Box 9507, Boston, MA 02114-9507, by overnight courier service at 7 Bulfinch Place, Suite 500, Boston, MA 02114-9507, by fax at (617) 570-4710, or by telephone at (617) 570-4600.

CONSENT OF LIMITED PARTNER
OF
1999 BROADWAY ASSOCIATES LIMITED PARTNERSHIP
A DELAWARE LIMITED PARTNERSHIP

        The undersigned, a limited partner of 1999 Broadway Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), and the holder of units (the "Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

[    ] Consents        [    ] Withholds Consent        [    ] Abstains

with respect to the following actions of the Partnership:

  1.
  The sale by the Partnership of the 42-story office tower located at 1999 Broadway, Denver, Colorado (the "Office Tower"), together with a parking garage located one and one-half blocks northeast of the Office Tower at 2099 Welton Street, (the "Parking Garage", and together with the Office Tower, collectively, the "Property") to BRCP REALTY, L.P. I, a Delaware limited partnership.

The General Partner of the Partnership recommends that you CONSENT to the sale of the Property.

IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE SALE OF THE PROPERTY.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated September 28, 2005. THIS CONSENT IS SOLICITED ON BEHALF OF 1999 BROADWAY ASSOCIATES LIMITED PARTNERSHIP BY WINTHROP FINANCIAL ASSOCIATES, A LIMITED PARTNERSHIP, THE GENERAL PARTNER.

The undersigned hereby constitutes and appoints the managing general partner of the Partnership as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the partnership agreement in connection with this consent solicitation or in order to implement the actions set forth above.

A fully completed, signed and dated copy of this Consent Form should be sent to the general partner by hand, mail, overnight courier or by fax to the address or fax number specified on the last page below.

Please sign exactly as you hold your limited partnership units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

ALL RESPONSES MUST BE RECEIVED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 28, 2005; the general partner may, in its sole discretion, extend this deadline for AN additional 15 days if it has not received sufficient consents to approve the transaction.

[signature page follows]

DATE:	, 2005	INDIVIDUAL
Signature (Individual)
Signature (All record holders should sign)
Type or Print Name(s)
Tax Identification or Social Security Number
Telephone Number
DATE:	, 2005	CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY*
Type or Print Name of Entity
By:

Its:

Type or Print Name
Tax Identification or Social Security Number
Telephone Number

*
If interests are held by an entity, the Certificate of Signatory must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if consent is signed for by an entity.

        I,                        , am the                        of                         (the "Entity").

        I certify that I am empowered and duly authorized by the Entity to execute this consent form, and certify that the consent form has been duly and validly executed on behalf of the Entity and constitutes the legal and binding obligations of the Entity.

Dated:	, 2005
Signature
Please Print Name

The signed Consent Form should be delivered by any one of these methods:

By Facsimile:	By Overnight Courier:
(617) 570-4710	7 Bulfinch Place Suite 500 Boston, MA 02114 Attn: Special Projects
By Mail:	By Hand:
7 Bulfinch Place P.O. Box 9507 Boston, MA 02114 Attn: Special Projects	7 Bulfinch Place Suite 500 Boston, MA 02114 Attn: Special Projects

For Information, Please
Call Beverly Bergman at:

(617) 570-4600

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TABLE OF CONTENTS
SUMMARY
THE WRITTEN CONSENTS
THE PROPOSED SALE
THE PROPERTY
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
WHERE YOU CAN FIND MORE INFORMATION